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                                                                   Exhibit 10.17

                               DAVOX CORPORATION

                      CHAIRMAN & CHIEF EXECUTIVE OFFICER

                          SEVERANCE AGREEMENT - 2000

DAVOX Corporation ("DAVOX") will provide to you the following terms and condition of salary and benefits continuation:

   (1.) DAVOX shall provide medical benefits continuation, at Davox's cost and salary continuation at a rate equal to your base salary in effect at the time of a qualifying termination, as set forth in subclause 2, or at a rate based on the combined value of base salary plus bonus earned in the prior year, whichever is greater. Salary continuation shall continue for a period of (12) months or until such time as you assume new employment, whichever comes first. In addition, you will receive medical coverage at Devox's cost, as may be in effect at the time of the qualifying termination, commencing upon the date of termination, for a period of twelve (12) months or until such time as you assume new employment, whichever comes first;


   (2.) DAVOX shall provide continuation of salary and benefits as set forth in subclause (1) in the event your employment is terminated for the following reasons: (a) economic layoff; (b) downsizing or merger, which results in the elimination of your position as Chairman of the Board and Chief Executive Officer; or (c) reorganization or merger of Davox which would require you to relocate.


Following the effective data of termination, as set forth in writing and furnished to you by DAVOX, your employment with DAVOX shall cease and you shall not hold yourself as an employee, agent, or representative of DAVOX.

Continuation of salary and benefits shall further be subject to your compliance with any then existing company policies and such other terms as may be in effect between you and DAVOX pertaining to the disclosure of confidential or proprietary information.

DAVOX has final authority to determine all questions of eligibility to receive benefits under this arrangement and to interpret and construe the terms of this arrangement.


Approval:

            /s/ Alphonse M. Lucchese                       3/1/00
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            Chairman & Chief Executive Officer             Date


            /s/ Michael Kaufman                            2/29/00
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            Michael Kaufman                                Date


            /s/ Scott Asen                                 3/1/00
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            Scott Asen                                     Date